CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2A of Partners Group Next Generation Infrastructure, LLC of our report dated May 30, 2026, relating to the financial statements, which appears in Partners Group Next Generation Infrastructure, LLC's Certified Shareholder Report on Form N-CSR for the year ended March 31, 2026. We also consent to the reference to us under the headings “Financial Highlights,” “Independent Registered Public Accounting Firm; Legal Counsel,” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, TX

June 26, 2026

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